Exhibit 99.1

Agrify Announces Record Bookings of Over $250 Million in Fourth Quarter 2021

Q4 2021 Bookings $150 Million Greater Than Prior Guidance of $100 Million

BILLERICA, Mass., January 20, 2022 – Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative and vertically integrated provider of premium cultivation and extraction solutions for the cannabis and hemp industry, announces fourth quarter 2021 new bookings exceeded $250 million and reaffirms its fourth quarter 2021 revenue guidance of $26 million to $28 million, subject to the completion of its standard audit process.

The more than $250 million in new bookings for the fourth quarter of 2021 is $150 million greater than the previously provided fourth quarter guidance of $100 million and over $220 million greater than the bookings the Company generated in the third quarter of 2021. The new bookings are an operational metric comprised of the Company’s sales of its state-of-the-art cultivation and extraction solutions, including its Vertical Farming Units (“VFUs”), as well as the expected revenue from Agrify’s Total Turn-Key Solution (“Agrify TTK Solution”) agreements over the first three years of cultivation. The Company expects to generate substantially more value over the full 10-year term of the TTK partnerships.

"Our record high revenue and bookings this quarter are a testament to the current strength of our business and our growth trajectory,” said Raymond Chang, Chairman and CEO of Agrify. “2021 was a transformational year for Agrify. We have seen significant and consistent improvement in our financial results quarter-over-quarter. Additionally, the introduction of our TTK Solution has proven to address multiple pain points in the rapidly evolving cannabis and hemp industry, while simultaneously creating compelling and long-term value for our shareholders. We look forward to providing a more detailed update on our recent progress and future prospects during our next earnings call.”

About Agrify TTK Solution

The Agrify TTK Solution is a first-of-its-kind program in which Agrify partners with qualified cannabis and hemp cultivators in the early phases of their business plans and provides critical support over a 10-year period, which includes: access to capital, design and buildout of their cultivation and extraction facilities, state-of-the-art cultivation and extraction equipment, process design, training, implementation, data analytics, and consumer branding.

To date, the Company has contractual commitments for over 3,000 VFUs that will be powered by the Agrify Insights SaaS cultivation software as well as the value-added services mentioned above. Cumulatively, all of the 10-year agreements under Agrify’s TTK Solution program are currently projected to generate an estimated $850 million in total revenue.

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative and vertically integrated provider of premium cultivation and extraction solutions for the cannabis and hemp industry. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable our customers to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Agrify brings data, science, and technology to its customers for unparalleled control over cultivation and extraction. For more information, please visit Agrify at http://www.agrify.com, and Precision Extraction, a division of Agrify, at http://www.precisionextraction.com.

Forward-Looking Statements

Set forth above are certain preliminary and unaudited estimates of selected financial information for the three months ended December 31, 2021. Such information reflects our preliminary estimates with respect to such results based on currently available information, is not a comprehensive statement of our financial results and is subject to completion of our financial closing and audit procedures. Our financial closing procedures for the year ended December 31, 2021 are not yet complete and, as a result, our actual results may differ materially from these estimates. These estimates should not be viewed as a substitute for our full financial statements prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Our preliminary estimated results are not necessarily indicative of the results to be expected for any future period. There can be no assurance that our bookings will result in revenue in any applicable period.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our revenue growth, bookings, profitability, the Agrify TTK Solution, our order backlog and sales pipeline, future prospects and financial performance. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify
Timothy Oakes
Chief Financial Officer

tim.oakes@agrify.com
(351) 777-6585

Investor Relations

Anna Kate Heller

ICR

agrify@icrinc.com

Media

Ellen Mellody

MATTIO Communications

agrify@mattio.com